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                                                                     EXHIBIT 1.4

                             COUNTRYWIDE CAPITAL IV

                   20,000,000 6.75% Trust Preferred Securities

                            $25.00 Liquidation amount
   guaranteed to the extent set forth in the Prospectus referred to herein by

                      COUNTRYWIDE FINANCIAL CORPORATION AND
                          COUNTRYWIDE HOME LOANS, INC.

                             UNDERWRITING AGREEMENT

                                                                   April 4, 2003

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Countrywide Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Wachovia Securities, Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
J.P. Morgan Securities Inc.,
as Representatives of the several Underwriters

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

and

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Countrywide Capital IV (the "Trust"), a statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell 20,000,000 6.75% Trust Preferred Securities with an aggregate liquidation amount equal to $500,000,000 (the "Trust Preferred Securities") to the several Underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives.

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                  The Trust Preferred Securities and the Common Securities (as
defined herein) are to be issued pursuant to the terms of a declaration of trust, dated as of November 21, 2001, to be amended and restated as of the Closing Date (as defined in Section 4 hereof) (the "Declaration"), among Countrywide Financial Corporation ("CFC"), Countrywide Home Loans, Inc. ("CHL", and together with the Trust and CFC, the "Offerors"), the trustees named therein (the "Countrywide Capital Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the "1939 Act"). Pursuant to the Declaration, the number of Countrywide Capital Trustees will initially be five. Three of the Countrywide Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of CFC. The fourth Countrywide Capital Trustee will be a financial institution unaffiliated with CFC that will serve as property trustee under the Declaration and as indenture trustee with respect to the Trust Preferred Securities for purposes of the 1939 Act (the "Institutional Trustee"). The fifth Countrywide Capital Trustee will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of the Delaware Act (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, will act as the Institutional Trustee and The Bank of New York (Delaware), a banking association with its principal place of business in the State of Delaware, will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Trust Preferred Securities will, jointly and severally, be guaranteed by CFC and CHL on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise pursuant to the Preferred Securities Guarantee Agreement, to be dated as of the Closing Date, (the "Trust Preferred Securities Guarantee") among CFC, CHL and The Bank of New York, as Trustee (the "Trust Preferred Securities Guarantee Trustee"). The assets of the Trust will consist of $500,000,000 aggregate principal amount of 6.75% Junior Subordinated Debentures due 2033 (the "Subordinated Debentures") of CFC which will be issued under an indenture, dated as of the Closing Date, as supplemented by a first supplemental indenture thereto, to be dated as of the Closing Date (together, the "Indenture"), among CFC, CHL and The Bank of New York, as Trustee (the "Indenture Trustee"). Pursuant to the Indenture, the Subordinated Debentures will be guaranteed by CHL on a subordinated basis with respect to the due and punctual payment of the principal and interest on the Subordinated Debentures (the "Debenture Guarantee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities, the Trust Preferred Securities Guarantee, the Debenture Guarantee and the Subordinated Debentures are referred to herein as the "Securities."

                  The Offerors wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Trust Preferred Securities by the Underwriters.

                  1. Registration Statement and Prospectus. The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-103623) under the Securities Act, including a base prospectus relating to the Securities. The term "Registration Statement" as used in this Agreement means such registration

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statement (including all financial schedules and exhibits), as amended at the time it became effective. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Securities Act (an "Additional Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Additional Registration Statement. The term "Base Prospectus" as used in this Agreement means the prospectus relating to the Securities in the form included in the Registration Statement. The term "Prospectus" as used in this Agreement means the Base Prospectus relating to the Trust Preferred Securities as amended to include the terms of the Trust Preferred Securities by the Prospectus Supplement dated April 4, 2003 (the "Prospectus Supplement"), in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Prospectus, or any amendment or supplement thereto.

                  2. Agreements to Sell and Purchase. The Trust hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Offerors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25.00 per Trust Preferred Security, the number of Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Trust Preferred Securities increased as set forth in Section 10 hereof).

                  CFC agrees that, in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the Subordinated Debentures, it shall pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment of the proceeds therein, on the Closing Date, $0.7875 per Trust Preferred Security.

                  3. Terms of Public Offering. The Offerors have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Trust Preferred Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to CFC of its common securities (the "Common Securities"), and will be used by the Trust to purchase Subordinated Debentures in a principal amount equal to such proceeds.

                  4. Delivery of the Trust Preferred Securities and Payment Therefor. Delivery to the Underwriters of and payment for the Trust Preferred Securities shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York

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10019, at 9:30 A.M., New York City time, on April 11, 2003 (the "Closing Date").
The place of closing for the Trust Preferred Securities and the Closing Date may be varied by written agreement between you and CFC.

                  The Trust Preferred Securities shall be delivered to you for the accounts of the several Underwriters registered in the name of Cede & Co., as nominee for The Depository Trust Company, against payment of the purchase price therefor in immediately available funds. The Trust Preferred Securities to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

                  5. Agreements of the Offerors and the Underwriters. (a) The Offerors jointly and severally agree with the several Underwriters as follows:

                           (i) Prior to the termination of the offering of the Trust Preferred Securities, the Offerors will not file any amendment to the Registration Statement or supplement to the Prospectus (except for a supplement relating to an offering of securities other than the Trust Preferred Securities) unless the Offerors have furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters may reasonably object. Subject to the foregoing sentence, the Offerors will cause the Prospectus to be filed with the Commission as required pursuant to Rule 424. CFC and CHL will promptly advise the Underwriters (A) when any amendment or supplement to the Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (B) when any amendment to the Registration Statement shall have become effective, (C) of any request by the Commission for any amendment to the Registration Statement or amendment to or supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Offerors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Offerors will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any facts or events arise which, individually or in the aggregate, would represent a fundamental change in the information set forth in the Registration Statement or the Prospectus, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Securities Act or the Exchange

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                  Act, the Offerors promptly will (A) prepare and file with the
                  Commission, subject to the first sentence of paragraph (i) of this Section 5(a), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (B) will supply any such amended or supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

                           (iii) As soon as practicable, CFC will make generally available to the holders of the Trust Preferred Securities and to the Underwriters an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

                           (iv)     The Offerors will furnish to the
                  Underwriters and their counsel, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective and, so long as delivery of a prospectus may be required by the Securities Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

                           (v)      The Offerors will arrange for the
                  qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities.

                           (vi) Each of CFC and CHL agree, during the period beginning on the date of this Agreement and continuing to and including the date that is 30 days after the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings for such preferred stock or other securities) of CFC or CHL, in each case that are substantially similar to the Trust Preferred Securities, the Trust Preferred Securities Guarantee or the Debenture Guarantee or any securities convertible into or exchangeable for the aforementioned securities, or such substantially similar securities of CFC or CHL, except the Trust Preferred Securities or securities issued pursuant to CFC's or CHL's stock option or other benefit or incentive plans maintained for its officers, directors or employees, without the prior written consent of Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated.

                           (vii) The Trust will apply the net proceeds from the sale of the Trust Preferred Securities, and CFC will apply the net proceeds from the sale of the Subordinated Debentures, substantially in accordance with the description set forth in the Prospectus.

                           (viii) In the case of CFC, to issue the Trust Preferred Securities Guarantee and the Subordinated Debentures concurrently with the issuance and sale of the Trust Preferred Securities as contemplated herein.

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                           (ix)     In the case of CHL, to issue the Trust
                  Preferred Securities Guarantee and the Debenture Guarantee concurrently with the issuance and sale of the Trust Preferred Securities as contemplated herein.

                           (x) CFC will use its best efforts to list, subject to notice of issuance, (A) the Trust Preferred Securities and (B) the Subordinated Debentures, upon the liquidation of the Trust to holders of the Trust Preferred Securities, in each case on the New York Stock Exchange.

                  (b) The Underwriters will undertake to sell the Trust Preferred Securities to a minimum of 400 beneficial holders, in order to satisfy one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange.

                  6. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Date, and agree with, each Underwriter that:

                  (a) The Offerors meet the requirements for use of Form S-3 under the Securities Act and have filed the Registration Statement with the Commission, which Registration Statement has been declared effective by the Commission. Such Registration Statement, as it may be amended or supplemented, meets the requirements set forth in Rule 415(a)(1)(x) and (a)(2) of the rule under the Securities Act, and complies in all other material respects with, said Rule.

                  (b) The Registration Statement, at the time the Registration Statement became effective and at the Closing Date, complied or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the 1939 Act, and the Exchange Act and did not and will not contain, as the case may be, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, contained or will contain, as the case may be, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties in this subsection shall not apply to (a) that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the 1939 Act of the Institutional Trustee, the Trust Preferred Securities Guarantee Trustee and the Indenture Trustee or (b) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Offerors by any of you specifically for use in connection with the preparation of the Prospectus or any amendment thereof or supplement thereto.

                  (c) Neither CFC or CHL nor any of their respective subsidiaries is in violation of its corporate charter or bylaws or in default under any agreement, indenture or

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         instrument to which CFC or CHL or any of their respective subsidiaries is a party, the effect of which violation or default would be material to CFC or CHL and their respective subsidiaries considered as a whole; the execution, delivery and performance of this Agreement, the Indenture, the Declaration, the Trust Preferred Securities Guarantee, the Debenture Guarantee and consummation of the transactions contemplated hereunder and thereunder will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of CFC or CHL or any of their respective subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the charter or by-laws of CFC or CHL or any order, rule or regulation of any court or governmental agency having jurisdiction over CFC, CHL or any of their respective subsidiaries; and except as required by the Securities Act, the 1939 Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Declaration, the Trust Preferred Securities Guarantee and the Debenture Guarantee.

                  (d) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of CHL or CFC and its subsidiaries considered as a whole since the dates as of which information is given in the Registration Statement and the Prospectus.

                  (e) Grant Thornton LLP, whose reports have been included in the Prospectus and incorporated by reference or included in CFC's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act.

                  (f) This Agreement has been duly authorized, executed and delivered by CFC, CHL and the Trust.

                  (g) (i) Each of the Indenture and the Trust Preferred Securities Guarantee has been duly authorized by CFC and CHL and at the Closing Date will have been validly executed and delivered by CFC and CHL and each, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute the legally binding obligation of CFC and CHL, respectively, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and general principles of equity; and each of the Indenture and the Trust Preferred Securities Guarantee has been duly qualified under the 1939 Act, (ii) the Subordinated Debentures have been duly authorized and, when validly executed and delivered by CFC, authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor in accordance with the terms hereof, will constitute legally binding obligations of CFC enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and general

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         principles of equity and the holders of the Subordinated Debentures will be entitled to the benefits of the Indenture, (iii) the Debenture Guarantee has been duly authorized and when validly executed and delivered by CHL, authenticated in accordance with the provisions of the Indenture and, upon delivery of the Subordinated Debentures to the Trust against payment therefor as provided in this Agreement, will constitute a legally binding obligation of CHL, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and general principles of equity and the holders of the Subordinated Debentures upon which the Debenture Guarantee is endorsed will be entitled to the benefits of the Indenture, (iv) the Declaration has been duly authorized by each of CFC and CHL and at the Closing Date will have been validly executed and delivered by the Regular Trustees named therein and CFC and CHL, and the Declaration, when so executed (assuming the due authorization, execution and delivery of such instrument by each other party thereto), will constitute the legally binding obligation of CFC and CHL, respectively, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and general principles of equity; and the Declaration has been duly qualified under the 1939 Act, and (v) the Indenture, the Declaration, the Trust Preferred Securities, the Subordinated Debentures, the Trust Preferred Securities Guarantee and the Debenture Guarantee conform, in each case in all material respects, to the descriptions thereof contained in the Prospectus.

                  (h) The Trust Preferred Securities have been duly and validly authorized by the Declaration and, when validly executed and delivered by the Trust, authenticated in accordance with the provisions of the Declaration and delivered to you against payment therefor in accordance with the terms hereof, will be validly issued and will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; holders of Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware; and on or prior to the Closing Date the Trust Preferred Securities will have been registered under the Exchange Act and authorized for listing on the New York Stock Exchange, subject to notice of official issuance. The Common Securities have been duly authorized for issuance by the Trust and, when issued and delivered against payment therefor will be validly issued, fully paid and non-assessable, undivided beneficial interests in the assets of the Trust. At the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by CFC, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (i) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus, and any amendment or supplement thereto, and to enter into and perform its obligations under this Agreement, the Trust Preferred Securities and the Declaration and

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         is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus, and any amendment or supplement thereto; the Trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of CFC pursuant to generally accepted accounting principles.

                  (j) The Regular Trustees of the Trust are officers of CFC and have been duly authorized by CFC to execute and deliver the Declaration.

                  (k) Each of CFC and CHL and any Significant Subsidiary of CFC and CHL, as defined in Rule 405 of Regulation C under the Securities Act (individually, a "Subsidiary" and collectively, the "Subsidiaries"), has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business operations or financial condition of CFC or CHL and its subsidiaries taken as a whole), and has power and authority necessary to own or hold its property and to conduct the business in which it is engaged.

                  (l) All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by CFC or CHL, directly or through subsidiaries, free and clear of any perfected security interest, other security interests, claims, liens or encumbrances.

                  (m) Except as described in the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of CFC or CHL, threatened against CFC, CHL or any of their respective subsidiaries which is reasonably likely to result in any material adverse change in the financial condition, results of operations, business or prospects of CFC or CHL and its subsidiaries considered as a whole or which is required to be disclosed in the Registration Statement.

                  (n) The financial statements filed or incorporated as part of the Registration Statement or included or incorporated in the Prospectus present fairly, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times prior to the termination of the offering of the Trust Preferred Securities, the financial condition and results of operations of CFC, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Trust Preferred Securities, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods

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

         involved, except as otherwise required pursuant to such generally accepted accounting principles; and the summarized financial information of CFC included or incorporated by reference in the Registration Statement and the Prospectus presents fairly the information required to be stated therein.

                  (o) The documents incorporated by reference into the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Trust Preferred Securities, prepared in all material respects in conformity with the applicable requirements of the Securities Act and the Exchange Act and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times prior to the termination of the offering of the Trust Preferred Securities, timely filed as required thereby.

                  (p) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by the Exchange Act.

                  (q) Neither CFC, CHL or any of their subsidiaries nor the Trust is, or upon the issuance and sale of the Trust Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  7. Indemnification and Contribution. (a) CFC, CHL and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Trust Preferred Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) CFC, CHL and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to CFC, CHL or the Trust by or on behalf of such Underwriter specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any preliminary Prospectus or any Prospectus as supplemented or amended shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Trust Preferred Securities which are the subject thereof if such Underwriter (or any person controlling such Underwriter) received a copy of such Prospectus (or such Prospectus as so amended or supplemented) and such Underwriter (or any person controlling such Underwriter) did not send a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Trust Preferred Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission or the alleged untrue statement or omission was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which CFC, CHL or the Trust may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless CFC and CHL, their respective directors, each of their officers who signed the Registration Statement, the Trust, the Regular Trustees who signed the Registration Statement and each person who controls CFC, CHL or the Trust within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from CFC, CHL and the Trust to such Underwriter, but only with reference to written information relating to such Underwriter furnished to CFC, CHL or the Trust by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. CFC, CHL and the Trust acknowledge that the statements set forth in paragraphs eight, nine and ten under the heading "Underwriting," insofar as it relates to such Underwriters, in the Prospectus constitute the only information furnished in writing by or on behalf of such Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party hereunder, except and to the extent of any prejudice to such indemnifying party arising from such failure to provide notice, and will not, in any event, relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by CFC, CHL and the Trust on the one hand and each Underwriter on the other from the offering of the Trust Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
         (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of CFC, CHL and the Trust on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by CFC, CHL and the Trust on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust and CFC bear to the total commissions received by each Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CFC, CHL and the Trust on the one hand or any Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. CFC, CHL, the Trust and each Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of commission or discount received by it in connection with the offering of the Trust Preferred Securities that were the subject of the claim for indemnification. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Trust Preferred Securities and not joint.

                  8. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Trust Preferred Securities as provided herein shall be subject to the accuracy, as of the date of this Agreement and the Closing Date (as if made at the Closing
Date), of the representations and warranties of the Offerors herein, to the performance and observance by the Offerors of their covenants and agreements hereunder, and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) You shall have received an opinion, dated the Closing Date, of Munger, Tolles & Olson LLP, counsel to the Offerors, substantially in the form attached hereto as Exhibit A with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

                  (c) You shall have received an opinion, dated the Closing Date, of Sandor E. Samuels, Esq., General Counsel of CFC and CHL, substantially in the form attached hereto as Exhibit B with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

                  (d) You shall have received an opinion, dated the Closing Date, of Munger, Tolles & Olson LLP, tax counsel to CFC and the Trust, substantially in the form attached hereto as Exhibit C with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

                  (e) You shall have received an opinion, dated the Closing Date, of Emmet, Marvin & Martin LLP, counsel to The Bank of New York, substantially in the form attached hereto as Exhibit D with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

                  (f) You shall have received an opinion, dated the Closing Date, of Morris, Nichols, Arsht & Tunnell, counsel to the Trust, substantially in the form attached as Exhibit E with such additional qualifications and exceptions as shall be acceptable to the Underwriters and their counsel.

                  (g) You shall have received an opinion, dated the Closing Date, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, satisfactory to you.

                  (h) CFC, CHL and the Trust shall each have furnished to you a certificate, dated the Closing Date, in the case of CFC and CHL, signed by its President, a Managing Director or Vice President and its Treasurer or an Assistant Treasurer, and, in the case of the Trust, signed by one of the Regular Trustees, in each case to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                           (A) the representations and warranties of CFC, CHL or the Trust, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and CFC, CHL or the Trust, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it hereunder at or prior to the Closing Date;

                           (B) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

                           (C) in the case of the certificate to be provided in respect of CFC and CHL, since the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of CHL or CFC and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                  (i) On the date hereof and on the Closing Date, Grant Thornton LLP shall have furnished to you a letter, dated the date hereof and the Closing Date, as the case may be, substantially in the form and substance satisfactory to you.

                  (j) On the Closing Date, the Trust Preferred Securities shall be rated, at least BBB+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Baa1 by Moody's Investors Service, Inc. ("Moody's").

                  (k) After the date hereof, the rating assigned by S&P or Moody's to any debt securities of CFC or CHL shall not have been lowered and neither S&P nor Moody's shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of CFC or CHL.

                  (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement subsequent to the date hereof) there shall not have been (i) any change in the capital stock or long and intermediate term debt of CHL or CFC and its subsidiaries taken as a whole or decrease in shareholders' equity or consolidated net assets specified in the letter or letters referred to in paragraph
         (i) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of CHL, CFC and their respective subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering of the Trust Preferred Securities as contemplated by this Agreement.

                  (m) The Trust Preferred Securities shall have been registered under the Exchange Act and shall have been listed or approved for listing, upon notice of issuance, on the New York Stock Exchange.

                  (n) Prior to the Closing Date, CFC, CHL and the Trust shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to CFC or CHL in writing or by telephone or telegraph confirmed in writing.

                  9. Expenses. (a) The Offerors shall, jointly and severally, whether or not any sale of the Trust Preferred Securities is consummated, (i) pay all expenses incident to the performance of their obligations under this Agreement, including the fees and disbursements of their accountants and counsel, the cost of printing (or otherwise producing) and delivery of the Registration Statement, the Prospectus, all amendments and supplements thereto, the Indenture, the Declaration, the Trust Preferred Securities Guarantee, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Trust Preferred Securities, and the fees and disbursements, including fees of counsel, incurred in connection with the qualification of the Trust Preferred Securities for sale and determination of eligibility for investment of the Trust Preferred Securities under the securities or blue sky laws of each such jurisdiction as the Underwriters may reasonably designate, the fees and disbursements of each of the Institutional Trustee, the Trust Preferred Securities Guarantee Trustee, the Indenture Trustee and the Delaware Trustee and the fees of any agency that rates the Trust Preferred Securities, (ii) pay all fees incident to the listing of the Trust Preferred Securities on the New York Stock Exchange, and (iii) pay all fees incident to any filings required to be made with the National Association of Securities Dealers, Inc.

                  (b) If this Agreement shall terminate or shall be terminated after execution as a result of the failure of any of the conditions set forth in Section 8 hereof, the Offerors, jointly and severally, agree to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  10. Default by One or More of the Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Trust Preferred Securities which it or they are obligated to purchase hereunder, and the aggregate number of Trust Preferred Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Trust Preferred Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Trust Preferred Securities set forth opposite its name in
Schedule I hereto bears to the aggregate number of Trust Preferred Securities set forth opposite the names of all non-defaulting Underwriters, to purchase the Trust Preferred Securities which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase the Trust Preferred Securities, and the aggregate number of Trust Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Trust Preferred Securities and arrangements satisfactory to you and the Offerors for the purchase of such Trust Preferred Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Offerors are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Offerors. In any such case which does not result in termination of this Agreement, either you or the Offerors shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Offerors, purchases Trust Preferred Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  11. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., by notice given to CFC, CHL and the Trust prior to delivery of and payment for the Trust Preferred Securities to be purchased thereunder, if prior to such time (i) trading in securities generally, or in the securities of CFC or CHL, on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) a banking moratorium shall have been declared by either federal or New York State authorities or, in the case of Securities denominated in other than U.S. dollars, by the authorities of the country of the currency in which such Securities are so denominated or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Trust Preferred Securities.

                  12. Miscellaneous. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to such Offerors care of CFC, at the office of CFC at 4500 Park Granada, Calabasas, California 91302, Attention:
General Counsel, with a copy to Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, California 90071, Attention: Michael J. O'Sullivan, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Manager, Investment Banking Division, with a copy to General Counsel, Investment Banking Division, and care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to General Counsel, Investment Banking Division, and to Sidley Austin Brown & Wood LLP, New York, New York 10019,
Attention: Edward J. Fine, Esq.

                  This Agreement has been and is made solely for the benefit of the several Underwriters, the Trust, CFC, CFC's directors and officers, CHL, CHL's directors and officers, the Countrywide Capital Trustees, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Trust Preferred Securities in his status as such purchaser.

                  13. Applicable Law: Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and the acceptance by each of you shall represent a binding agreement between each of the Underwriters and CFC, CHL and the Trust.

                                              Very truly yours,

                                              COUNTRYWIDE CAPITAL IV

                                              By: ______________________________
                                                  as Regular Trustee

                                              By: ______________________________
                                                  as Regular Trustee

                                              By: ______________________________
                                                  as Regular Trustee

                                              COUNTRYWIDE FINANCIAL
                                              CORPORATION

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              COUNTRYWIDE HOME LOANS, INC.

                                              By: ______________________________
                                                  Name:
                                                  Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
COUNTRYWIDE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WACHOVIA SECURITIES, INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
J.P MORGAN SECURITIES INC.,
as Representatives of the several Underwriters

By: MORGAN STANLEY & CO.
    INCORPORATED

By:_________________________________
   Name:
   Title:

By: SALOMON SMITH BARNEY INC.

By:_________________________________
   Name:
   Title:

                                   SCHEDULE I

                   20,000,000 6.75% Trust Preferred Securities

                                                                                                       NUMBER OF TRUST
UNDERWRITERS                                                                                              PREFERRED
                                                                                                          SECURITIES
------------------------------------------------------------------------------------------------     --------------------
Morgan Stanley & Co. Incorporated...............................................................           3,265,000
Salomon Smith Barney Inc. ......................................................................           3,265,000
Countrywide Securities Corporation..............................................................           3,255,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..............................................           3,255,000
Wachovia Securities, Inc. ......................................................................           3,255,000
Banc of America Securities LLC..................................................................             400,000
Banc One Capital Markets, Inc. .................................................................             400,000
J.P. Morgan Securities Inc. ....................................................................             400,000
A.G. Edwards & Sons, Inc........................................................................             125,000
Bear, Stearns & Co. Inc.........................................................................             125,000
Charles Schwab & Co. Inc........................................................................             125,000
Deutsche Bank Alex. Brown Inc...................................................................             125,000
Fahenstock & Co. Inc............................................................................             125,000
H&R Block Financial Advisors....................................................................             125,000
McDonald Investments Inc. a KeyCorp Company.....................................................             125,000
Prudential Securities Incorporated..............................................................             125,000
Quick & Reilly, Inc.............................................................................             125,000
RBC Dain Rauscher Incorporation.................................................................             125,000
TD Waterhouse Investor Services, Inc. ..........................................................             125,000
US Bancorp Piper Jaffray Inc....................................................................             125,000
Wells Fargo Van Kasper, LLC.....................................................................             125,000
Advest Inc......................................................................................              40,000
BB&T Capital Markets, A division of Scott and Stringfellow, Inc.................................              40,000
C.L. King & Associates, Inc.....................................................................              40,000
Crowell Weedon & Co.............................................................................              40,000
D.A. Davidson & Co..............................................................................              40,000
Davenport & Company LLC.........................................................................              40,000
Doley Securities, Inc...........................................................................              40,000
Ferris, Baker Watts Incorporated................................................................              40,000
J.J.B Hilliard,  W.L. Lyons, Inc................................................................              40,000
Janney Montgomery Scott LLC.....................................................................              40,000
Legg Mason Wood Walker, Incorporated............................................................              40,000
Mesirow Financial, Inc..........................................................................              40,000
NatCity Investments, Inc........................................................................              40,000
Raymond James & Associates, Inc.................................................................              40,000
Robert W. Baird & Co. Incorporated..............................................................              40,000
Ryan Beck & Co. LLC.............................................................................              40,000

                                                                                                       NUMBER OF TRUST
UNDERWRITERS                                                                                              PREFERRED
                                                                                                          SECURITIES
------------------------------------------------------------------------------------------------     --------------------
Sandler O'Neill & Partners L.P..................................................................              40,000
Southwest Securities, Inc.......................................................................              40,000
Stifel, Nicolaus & Company, Incorporated........................................................              40,000
Wedbush Morgan Securities, Inc..................................................................              40,000
William Blair & Company.........................................................................              40,000
The Williams Capital Group L.P..................................................................              40,000
                                                                                                          ----------

                    Total                                                                                 20,000,000
                                                                                                          ==========

                                    EXHIBIT A

                  (i) Each of CFC the CHL is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

                  (ii) CFC and CHL have the corporate power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by CFC and CHL, respectively.

                  (iii) The Subordinated Debentures have been duly and validly authorized and established in conformity with the provisions of the Indenture by all necessary corporate action by CFC and when the Subordinated Debentures have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture, will constitute the legal, valid and binding obligations of CFC, enforceable against CFC in accordance with their terms and the terms of the Indenture, and the holders of the Subordinated Debentures will be entitled to the benefits of the Indenture; and the Indenture has been duly authorized, executed and delivered by each of CFC and CHL, has been qualified under the 1939 Act, and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute a legal, valid and binding obligation enforceable against each of CFC and CHL in accordance with its terms.

                  (iv) The Debenture Guarantee has been duly and validly authorized by all necessary corporate action by CHL and, upon due issuance, authentication and delivery of the related Subordinated Debentures and due endorsement of the Debenture Guarantee, the Debenture Guarantee will have been duly executed, issued and delivered and will constitute a legal, valid and binding obligation of CHL enforceable against CHL in accordance with its terms and the terms of the Indenture, and the holders of the Subordinated Debentures upon which the Debenture Guarantee is endorsed will be entitled to the benefits of the Indenture.

                  (v) The Trust Preferred Securities Guarantee has been duly authorized, executed and delivered by each of CFC and CHL and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute the legal, valid and binding obligation of each of CFC and CHL, enforceable against each of CFC and CHL in accordance with its terms; and the Trust Preferred Securities Guarantee has been qualified under the 1939 Act.

                  (vi) The Declaration has been duly authorized, executed and delivered by each of CFC and CHL and, upon the due authorization, execution and delivery thereof by each other party thereto, will constitute the legal, valid and binding obligation of each of CFC and CHL, enforceable against each of CFC and CHL and in accordance its terms; and the Declaration has been qualified under the 1939 Act.

                  (vii) Neither the issue and sale of the Trust Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Trust from CFC, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus, and the consummation of the transactions contemplated in this Agreement and in the Trust Agreement, will conflict with, result in a breach of, or constitute a default under, any indenture or other agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound, nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to the Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust.

                  (viii) The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than (i) the financial statements and other financial and statistical information contained therein and (ii) the Statement of Eligibility on Form T-1 filed as an exhibit thereto, as to which we express no opinion), as of their respective effective or issue dates, as the case may be, appear on their face to be responsive as to form in all material respects with the applicable requirements of the Securities Act and the 1939 Act.

                  (ix) No consent, approval, authorization or order of any United States federal or California or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and the 1939 Act and such as may be required under the securities and blue sky laws, rules or regulations of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities and the Trust Preferred Securities Guarantee by the Underwriters and such other approvals as have been obtained.

                  (x) Neither the issue and sale of the Trust Preferred Securities and the Common Securities by the Trust, the compliance by the Trust, CFC and CHL with all the provisions of the Agreement, the Declaration, the Indenture, the Subordinated Debentures, the Trust Preferred Securities Guarantee, the Debenture Guarantee, the Trust Preferred Securities and the Common Securities, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of CFC or CHL or the terms of any indenture or other agreement or instrument filed with the Commission and to which CFC or CHL or any of CFC's or CHL's subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to CFC or CHL or any of CHL's subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over CFC or CHL or any of the CHL's subsidiaries.

                  (xi) Such counsel confirms the conformity in all material respects of the Trust Preferred Securities, the Trust Preferred Securities Guarantee, the Subordinated Debentures and the Debenture Guarantee to the statements relating thereto in the Prospectus insofar as such statements purport to summarize certain provisions of such documents.

                  Such counsel shall also state that, in the course of their engagement to represent or advise the Offerors professionally, they have not become aware of any pending legal proceeding before any court or administrative agency or authority or any arbitration tribunal, nor have they devoted substantive attention in the form of legal representation as to any current overtly threatened litigation against or directly affecting CFC or its subsidiaries or CHL or its subsidiaries, in each case that is required to be described in the Registration Statement or the Prospectus and is not so described. In making the foregoing statement, they shall endeavor, to the extent they believe necessary, to determine from lawyers currently in their firm who have performed substantive legal services for CFC or CHL, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or overtly threatened litigation of the nature referred to above. Beyond that, they need not make any review, search or investigation of public files or records or files or records of CFC or CHL, or of their respective transactions, or any other investigation or inquiry with respect to the foregoing statement.

                  Such counsel shall also state that in the course of the preparation by CFC, CHL and their counsel of the Registration Statement and Prospectus (other than the Incorporated Documents), such counsel attended conferences with certain of the officers of, and the independent public accountants for, CFC and CHL, at which the Registration Statement and Prospectus were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus including the Incorporated Documents, except as specifically described in the opinion set forth in paragraph (xi) above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of CFC and CHL, such counsel shall state that no facts have come to such counsel's attention that have caused it to believe that the Registration Statement, at the time it became effective or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at its date or at the Closing Date, included or includes, as the case may be, any untrue statement of material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express a view or belief with respect to (i) the financial statements, the related notes and schedules thereto or other financial and statistical data included or incorporated by reference in the Registration Statement and Prospectus or (ii) any part of the Registration Statement which shall constitute a Statement of Eligibility on Form T-1 under the 1939 Act. References to the Prospectus include any amendments or supplements thereto at the date hereof.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, the State of Delaware (but only with respect to the Delaware General Corporation Law) or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) as to matters involving the application of laws of the State of New York, to the extent specified in such opinion, upon the opinion of Sidley Austin Brown & Wood LLP being delivered to the Underwriters as of the date thereof, (C) as to matters involving the application of Delaware law referred to in paragraphs (vi) and (vii) above, such counsel may rely upon the opinion referred to in Section 8(f) of the Agreement and (D) as to matters of fact, to the extent they deem proper, on certificates and oral or written statements and other information of or from public officials and officers and representatives of CFC, CHL, their respective subsidiaries and others.

                  In rendering the opinions set forth in paragraphs (iii), (iv),
(v) and (vi) such counsel may state that such opinions are subject to the following: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights generally; and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law.

                  In rendering the opinions set forth above, such counsel may state that it has assumed, with the permission of the Underwriters, that the amount of Subordinated Debentures, Common Securities and Trust Preferred Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (vii) or (x) which imposes limits on the amount of debt CHL, the Trust, CFC or any of CFC's subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).

                                    EXHIBIT B

                  (i) Each Subsidiary, if any, is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

                  (ii) Each of CFC and CHL is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business other than jurisdictions in which the failure to so qualify, when considered in the aggregate and not individually, would not have a material adverse effect on CFC or CHL and its Subsidiaries considered as one enterprise.

                  (iii) All of the outstanding shares of capital stock of CHL and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of CHL and each Subsidiary are owned by CFC either directly or through wholly owned subsidiaries of CFC, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances.

                  (iv) The outstanding shares of common stock of CFC have been duly and validly authorized and issued and are fully paid and nonassessable.

                  (v) Neither the issue and sale of the Trust Preferred Securities and the Common Securities, the compliance by the Trust, CFC and CHL with all the provisions of this Agreement, the Declaration, the Indenture, the Subordinated Debentures, the Trust Preferred Securities Guarantee, the Debenture Guarantee, the Trust Preferred Securities and the Common Securities, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of CFC or CHL or the terms of any indenture or other agreement or instrument filed with the Commission and to which CFC or CHL or any of CFC's or CHL's subsidiaries is a party or bound, or any order, decree, judgment or regulation (other than any federal or state securities or blue sky laws, rules or regulations) known to such counsel to be applicable to CFC or CHL or any of CHL's subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over CFC or CHL or any of the CHL's subsidiaries.

                  (vi) The documents incorporated by reference in the Registration Statement and Prospectus (except for the financial statements and other financial or statistical data, as to which no opinion need be expressed), as of the dates they were filed with the Commission, complied as to form in all material respects to the requirements of the Securities Act and the Exchange Act.

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and such as may be required under the securities and blue sky laws, rules and regulations of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities, the Subordinated Debentures, the Trust Preferred Securities Guarantee and such other approvals as have been obtained.

                  In rendering the opinions set forth above, such counsel may state that he has assumed, with the permission of the Underwriters, that the amount of Subordinated Debentures, Common Securities and Trust Preferred Securities to be issued from time to time will not violate any provision in any such agreement referred to in paragraph (v) which imposes limits on the amount of debt of CHL, the Trust, CFC or any of CFC's subsidiaries which may be outstanding at any one time (whether directly or indirectly, through satisfaction of financial ratios or otherwise).

                                    EXHIBIT C

                  (i) The Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of CFC.

                  (ii) The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  (iii) The statements made in the Prospectus under the caption "ERISA Considerations", insofar as such statements constitute a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, are accurate summaries of the matters discussed therein in all material respects.

                  (iv) Although the discussion in the Prospectus under the caption "United States Federal Income Taxation" does not purport to discuss all possible United States federal income tax consequences of purchase, ownership and disposition of the Trust Preferred Securities, such discussion, insofar as it constitutes a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, constitutes an accurate summary of the matters discussed therein in all material respects.

                                    EXHIBIT D

                  (i) The Bank of New York is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration, the Trust Preferred Securities Guarantee Agreement and the Indenture;

                  (ii) The execution, delivery and performance by The Bank of New York, in its capacity as Institutional Trustee, of the Declaration, the execution, delivery and performance by The Bank of New York, in its capacity as the Trust Preferred Securities Guarantee Trustee, of the Trust Preferred Securities Guarantee Agreement, and the execution, delivery and performance by the Bank of New York, in its capacity of Indenture Trustee, of the Indenture have been duly authorized by all necessary corporate action on the part of The Bank of New York. The Declaration and the Trust Preferred Securities Guarantee Agreement have been duly executed and delivered by The Bank of New York, in its capacity as Property Trustee, in the case of the Declaration, and by The Bank of New York, in its capacity as the Trust Preferred Guarantee Trustee, in the case of the Trust Preferred Securities Guarantee Agreement, and by The Bank of New York, in its capacity as Indenture Trustee, in the case of the Indenture and the Declaration and the Trust Preferred Securities Guarantee Agreement, and the Indenture constitute the legal, valid and binding obligations of The Bank of New York, enforceable against The Bank of New York in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity);

                  (iii) The execution, delivery and performance by The Bank of New York, in its capacity as Institutional Trustee, of the Declaration, the execution, delivery and performance by The Bank of New York, in its capacity as Trust Preferred Securities Guarantee Trustee, of the Trust Preferred Securities Guarantee Agreement, and the execution, delivery and performance by The Bank of New York in its capacity as Indenture Trustee do not conflict with, or constitute a breach of, The Bank of New York's charter or bylaws; and

                  (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by The Bank of New York, in its capacity as Institutional Trustee, of the Declaration by The Bank of New York, in its capacity as Trust Preferred Securities Guarantee Trustee, of the Trust Preferred Securities Guarantee Agreement, or by The Bank of New York, in its capacity as Indenture Trustee, of the Indenture.

                                    EXHIBIT E

                  (i) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made;

                  (ii) Under the Delaware Statutory Trust Act and the Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus;

                  (iii) Under the Delaware Statutory Trust Act and the Declaration, the Trust has the trust power and authority (a) to execute and deliver, and to perform its obligations under, this Agreement and
         (b) to issue and perform its obligations under the Trust Preferred Securities and the Common Securities;

                  (iv) Under the Delaware Statutory Trust Act and the Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                  (v) The Declaration constitutes a valid and binding obligation of CFC, CHL and the Trustees, and is enforceable against CFC, CHL and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (A) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' right and remedies, as from time to time in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties;

                  (vi) The Trust Preferred Securities have been duly authorized by the Declaration and, when issued, executed and delivered in accordance with the terms of the Declaration against payment therefor as set forth in this Agreement, will be duly and validly issued and, subject to the qualifications set forth in this paragraph
         (vi) below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities, as beneficial owners of the Trust (the "Securityholders"), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the Securityholders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Trust Preferred Securities certificates and the issuance of replacement Trust Preferred Securities certificates and (b) provide security, and/or indemnity in connection with requests of or directions to the Institutional Trustee (as defined in the Declaration) to exercise its rights and powers under the Declaration;

                  (vii) Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights;

                  (viii) The Common Securities have been duly authorized by the Declaration and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Statutory Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive or other similar rights;

                  (ix) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated herein and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration or (b) any applicable Delaware law or Delaware administrative regulation;

                  (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Act and the filing of documents with the State Office) or employees in the State of Delaware, no authorization, approval, consent or order of any governmental authority or agency of the State of Delaware or, based solely on the Docket Search, an order of any Delaware Court, is required to be obtained by the Trust solely as a result of the issuance and sale of the Trust Preferred Securities, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement or the performance by the Trust of its obligations thereunder. The execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement, the performance by the Trust of its obligations thereunder and the issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities will not violate (A) the Certificate or the Governing Instrument or (B) any applicable law or administrative regulation of the State of Delaware; and

                  (xi) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Trust Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (xi), such counsel need express no opinion concerning the securities laws of the State of Delaware).

                                      E-2